Exhibit 4.1

NUMBER	UNITS
U-[●]	[●]

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [●]

SUNFIRE ACQUISITION CORP LIMITED

Incorporated under the laws of the cayman islands

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE RIGHT,

EACH RIGHT ENTITLING THE HOLDER TO RECEIVE

ONE-EIGHTH OF ONE ORDINARY SHARE

THIS CERTIFIES THAT           is the owner of              Units.

Each Unit (“Unit”) consists of one (1) ordinary fully paid share, of par value $0.0001 per share (“Ordinary Shares”), in the capital of Sunfire Acquisition Corp Limited, a Cayman Islands exempted company (the “Company”), and one (1) right (the “Right”). Each Right entitles the holder to receive one-eighth of one Ordinary Share (subject to adjustment). The Ordinary Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to               , 2021, unless EF Hutton, division of Benchmark Investments, LLC, elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Rights are governed by a Rights Agreement, dated as of              , 2021 (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company (the “Rights Agent”), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Rights Agent at One State Street, 30th Floor, New York, New York 10004, and are available to any Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized signatories.

Dated: _________________________

Authorized Signatory	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Name:
Title:

Sunfire Acquisition Corp Limited

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

TEN ENT —	as tenants by the entireties			(Cust)		(Minor)

JT TEN —	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)____

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint____________________________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated: _________________________

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Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated                , 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the ordinary shares sold in its initial public offering because it does not consummate an initial business combination by                  , 2022, (ii) the Company redeems the ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance and timing of the Company’s obligation to redeem 100% of the ordinary shares if it does not consummate and initial business combination by             , 2022, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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